As filed with the Securities and Exchange Commission
                              on January 31, 1996

                                                Registration No. 2-64887



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                       POST-EFFECTIVE AMENDMENT NO. 2 TO

                                   FORM S-8

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933




                               TOYS "R" US, INC.
            (Exact name of registrant as specified in its charter)


           Delaware                                       22-3260693
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

    461 From Road, Paramus, New Jersey                       07652
 (Address of Principal Executive Offices)                 (Zip Code)



                               TOYS "R" US, INC.
                               STOCK OPTION PLAN
                           (Full Title of the Plan)


                                Louis Lipschitz
          Senior Vice President - Finance and Chief Financial Officer
                               TOYS "R" US, INC.
                                 461 From Road
                           Paramus, New Jersey 07652
                                (201) 262-7800
           (Name, Address and Telephone Number of Agent for Service)


                                   Copy to:
                               Andre Weiss, Esq.
                             Schulte Roth & Zabel
                               900 Third Avenue
                           New York, New York 10022

            This post-effective amendment is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), to reflect the adoption by Toys "R" Us, Inc., a Delaware corporation (the "Company"), of a holding company form of organizational structure. The holding company organizational structure was implemented by the merger (the "Merger") of TRU Interim, Inc., a Delaware corporation, with and into the Company, which was the surviving corporation, in accordance with Section 251(g) of the Delaware General Corporation Law. In the Merger, which was consummated at 5:00 p.m., local time, on January 1, 1996 (the "Effective Time"), each share of capital stock of the Company issued and outstanding or held in its treasury was converted into one share of capital stock of Toys "R" Us-Headquarters, Inc., a Delaware corporation (the "Registrant"), the Registrant became the holding company for the Company's operating subsidiaries and the Company became a direct wholly-owned subsidiary of the Registrant. At the Effective Time, the name of the Registrant was changed to Toys "R" Us, Inc. and the name of the Company was changed to Toys "R" Us-Delaware, Inc.

            In accordance with Rule 414, the Registrant, as the successor issuer, hereby expressly adopts this registration statement, as well as the stock option plan to which it relates, of the Company as its own for all purposes of the Securities Act and the Securities Exchange Act of 1934, as amended.

            The registration fees were paid at the time of the original filing of this registration statement.


                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on this 31st day of January, 1996.


                                    TOYS "R" US, INC.


                                    By:   /s/ Louis Lipschitz
                                          Louis Lipschitz
                                          Senior Vice President - Finance and
                                          Chief Financial Officer


            Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed below by the following persons in the capacities indicated, on this 31st day of January, 1996.

Name and Signature                  Title


/s/ Charles Lazarus           Chairman of the Board
Charles Lazarus


/s/ Michael Goldstein         Vice Chairman and Chief
Michael Goldstein             Executive Officer
                              (Principal Executive
                              Officer)

/s/ Robert C. Nakasone        Director, President and
Robert C. Nakasone            Chief Operating Officer

Name and Signature                  Title


/s/ Louis Lipschitz           Senior Vice President -
Louis Lipschitz               Finance and Chief
                              Financial Officer
                              (Principal Financial and
                              Accounting Officer)

/s/ Robert A. Bernhard        Director
Robert A. Bernhard


/s/ Milton S. Gould           Director
Milton S. Gould


/s/ Shirley Strum Kenny       Director
Shirley Strum Kenny


/s/ Reuben Mark               Director
Reuben Mark


/s/ Norman S. Matthews        Director
Norman S. Matthews


/s/ Howard W. Moore           Director
Howard W. Moore


/s/ Norman M. Schneider       Director
Norman M. Schneider


/s/ Harold M. Wit             Director
Harold M. Wit